UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                    American Community Properties Trust
--------------------------------------------------------------------------
             (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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    2) Aggregate number of securities to which transaction applies:

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       pursuant to Exchange Act Rule 0-11:

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    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                    AMERICAN COMMUNITY PROPERTIES TRUST
                       222 SMALLWOOD VILLAGE CENTER
                          ST. CHARLES, MD  20602





                     NOTICE OF 1999 ANNUAL MEETING OF
                     SHAREHOLDERS AND PROXY STATEMENT





                                             April 29, 1999



Dear Shareholders:

     On behalf of the officers and trustees of American Community
Properties Trust (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. EST, on Wednesday, June 23, 1999, at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland.

     At the meeting, shareholders of the Company will be asked to consider and act upon the election of one trustee and ratification of auditors as described in the formal Notice of Meeting and in the accompanying Proxy Statement.

     The trustees of the Company unanimously recommend that all shareholders of the Company vote in favor of the two proposals presented. Your vote is important regardless of the number of shares you own. We strongly encourage all shareholders of the Company to participate by voting their shares by proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed proxy as soon as possible. If you do attend the meeting, you may still vote in person.

                                        Sincerely,


                                        /s/ J. Michael Wilson

                                        J. Michael Wilson
                                        Chairman and
                                        Chief Executive Officer

                    AMERICAN COMMUNITY PROPERTIES TRUST
                       222 SMALLWOOD VILLAGE CENTER
                          ST. CHARLES, MD  20602


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 23, 1999


TO THE SHAREHOLDERS OF AMERICAN COMMUNITY PROPERTIES TRUST:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Community Properties Trust (the "Company") will be held on Wednesday, June 23, 1999, at 10:00 a.m. at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, for the following purposes:

     (1) To elect one trustee of the Company to serve until the Annual Meeting of the shareholders in 2002;

     (2) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 1999; and

     (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on May 7, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

     Shareholders are invited to attend the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

                                   By Order of the Board of Trustees


                                   Paul Resnik
                                   Secretary


St. Charles, Maryland
April 29, 1999

                    AMERICAN COMMUNITY PROPERTIES TRUST
                       222 SMALLWOOD VILLAGE CENTER
                          ST. CHARLES, MD  20602

                              PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held June 23, 1999


     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of American Community Properties Trust, a Maryland real estate investment trust (the "Company" or "ACPT"), for the 1999 Annual Meeting of the shareholders of the Company (the "1999 Annual Meeting") to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland on Wednesday, June 23, 1999 at 10:00 a.m. The Notice of the Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about May 21, 1999 to shareholders of record of the Company's common shares ("Common Shares") as of the close of business on May 7, 1999. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy card in the envelope provided. Each share entitles the registered holder to one vote. As of April 15, 1999, there were 5,191,554 Common Shares outstanding. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. Additionally, if you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

     At the 1999 Annual Meeting, shareholders will have the opportunity to elect one Trustee to serve until the Annual Meeting in 2002; to ratify the selection of Arthur Andersen LLP to serve as the Company's independent auditors for 1999; and to transact such other business as may properly come before the meeting.

     The Company's principal executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602.

VOTING OF PROXIES

     Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all nominees for Trustee. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the 1999 Annual Meeting constitutes a quorum. The election of Trustees requires the affirmative vote of a majority of the outstanding Common Shares, in person or by proxy, and entitled to vote at the 1999 Annual Meeting. Accordingly, abstentions and broker non-votes have the same effect as a vote against the nominated trustee. The ratification of auditors selection requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes have no effect on voting with respect to the ratification of auditors.

ELECTION OF TRUSTEES

     At the 1999 Annual Meeting, one Trustee is to be elected to serve for a term to expire at the 2002 Annual Meeting of the shareholders. The nominee for election to serve until the 2002 Annual Meeting of the shareholders is Pedro Vazquez. Mr. Vazquez was appointed by the Board of Trustees as a Trustee in January 1999 to fill a vacancy on the Board of Trustees to replace Donald G. Blakeman, who resigned on January 4, 1999. Information regarding the Board's nominee for trustee is set forth below. Information regarding the two Trustees whose terms expire in 2000 and the two Trustees whose terms expire in 2001 is also set forth below.

     Pursuant to the Company's Declaration of Trust and Bylaws, the Board of Trustees consists of not less than three nor more than nine trustees, with the initial number of trustees set at six. The Board of Trustees is divided into three classes serving staggered terms, with each class consisting of one-third of the total number of trustees. With the resignation on March 10, 1999 of Francisco Arrivi Cros, the Board of Trustees is currently comprised of five members. Mr. Arrivi's term would have expired in 1999. The Board has not determined whether to fill the vacancy attributable to Mr. Arrivi's resignation.

     The accompanying proxy will be voted for election of the Board's nominee unless contrary instructions are given. If the Board's nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of nominees is reduced by the Board of Trustees, for such other person as the Board of Trustees may designate.

Recommendation of the Board of Trustees

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MR. PEDRO VAZQUEZ AS TRUSTEE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Nominee for Election to the Board of Trustees for a Three-Year Term to Expire at the 2002 Annual Meeting of Shareholders.


Pedro Vazquez, 64. Mr. Vazquez has been a Trustee of the Company since January 1999. He founded PMD Corporation, a project management and development company, and has been its President since 1995. He served as Executive Vice President with MJ Consulting and Development Co., a property management and real estate developer, from 1992 to 1995. He is an attorney with extensive practice in real estate financing, development, construction and syndication of equity interest in social interest housing. He has served as President of a daily newspaper, held the second ranking position in the Government of Puerto Rico, and served on various Boards of Directors in different industries, including real estate, insurance and manufacturing. He graduated from the U.S. Naval Academy in Annapolis, Maryland, with a degree in engineering in 1957, and from the University of Puerto Rico with a law degree in 1964.

Members of the Board of Trustees Continuing in Office; Terms Expire at the 2000 Annual Meeting of Shareholders

Edwin L. Kelly, 57. Mr. Kelly has been a Trustee of the Company since March 13, 1997. Mr. Kelly was President and Chief Operating Officer of

Interstate General Company L.P. ("IGC") and Interstate General Management Corporation ("IGMC") from 1997-1998. Prior to that, he served as Senior Vice President and Treasurer of IGC and Senior Vice President of IGMC since their formation in 1986. He has served in various executive positions with IGC and its predecessor companies since 1974, including as a Director of IGMC from 1986 to 1998.

Thomas B. Wilson, 36. Mr. Wilson has been a Trustee of the Company since March 13, 1997. Mr. Wilson was a Director of IGMC from December 1995 to October 1998. He has been a Vice President of one of IGC's general partners, Interstate Business Corporation ("IBC") since 1994. From 1994 to 1998, he was President of El Comandante Operating Company, Inc. ("ECOC"), which leased El Comandante Race Track in Puerto Rico from a subsidiary of Equus Gaming Company L.P. ("Equus"). Since January 1998, he has served as a Director, Chief Executive Officer, and President of Equus and Equus Management Company ("EMC"). He is the brother of J. Michael Wilson.

Members of the Board of Trustees Continuing in Office; Terms Expire at the 2001 Annual Meeting of Shareholders

J. Michael Wilson, 33. Mr. Wilson has been a Trustee of the Company since March 13, 1997. Mr. Wilson was a Director of IGMC from 1996 to 1998 and from January 1997 to November 1998 was Vice Chairman, Secretary, and Chief Financial Officer of IGC. He has been President and Chief Operating Officer of IBC since 1994 and a Director since 1991. He served as Vice President of IBC from 1991 to 1994. He has been a director of Wilson Securities Corporation since 1991, and President since March 1996. He was Vice President of Wilson Securities Corporation from 1991 to 1996. He has been Vice President of Interstate Waste Technologies ("IWT") since 1994. He is the brother of Thomas B. Wilson.

Thomas J. Shafer, 69. Mr. Shafer has been a Trustee of the Company since August 3, 1998. He is a registered Professional Engineer specializing in real estate evaluation and land development. He was a partner of Whitman, Requardt and Associates, LLP ("Whitman Requardt"), an engineering and architectural firm from 1976 through 1997 and its managing partner from 1989 through 1997. He has been a director of IGMC since January 1998. Mr. Shafer currently serves as the President of the Charles Village Community Benefits District and the Charles Village Community Foundation, Inc. Whitman Requardt has provided engineering services to the Company for St. Charles for thirty years.

Requirements of Board Members

     Pursuant to the Company's Declaration of Trust and Bylaws, no fewer than two of the members of the Board of Trustees must not be employed by
(i) the Company, (ii) any Affiliate of the Company, or (iii) a member of the family of James J. Wilson, the President and Chief Executive Officer of Interstate General Company L.P.

Committees of the Board--Board Meetings

     The Board of Trustees held their first quarterly meeting on January 4, 1999. During 1998, the Board held two meetings by telephone. All members attended one of the telephonic meetings and all but Mr. Thomas Wilson attended the other telephonic meeting.

     The Board of Trustees established the following standing committees on January 4, 1999:

     Audit Committee. The Audit Committee will consist of no fewer than two members, each of whom will be an Independent Trustee. The responsibilities of the Audit Committee will include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans for and results of the annual audit engagement, approval of any other professional services provided by the independent public accountants, approval of the fees paid to the independent public accountants for audit and non-audit services, and periodically reviewing, with the assistance of the independent public accountants, the adequacy of ACPT's internal accounting controls. The members of the Audit Committee are Messrs. Shafer and Vazquez.

     Compensation Committee. The Compensation Committee will consist of no fewer than two members, each of whom will be an Independent Trustee. The Compensation Committee will be responsible for the administration of the Share Incentive Plan and for approving the compensation of the executive officers of ACPT. The members of the Compensation Committee are Messrs. Shafer and Vazquez.

     Nominating Committee. The Board of Trustees does not have a standing committee for the recommendation of nominees for election to the Board of Trustees. This function is performed by the entire Board of Trustees.

Compensation of Trustees

     The Company pays its Trustees who are neither employees of the Company or any of its Affiliates fees for their services as Trustees. Trustees receive fees of $5,000 per quarter plus $1,400 per meeting and out of pocket travel reimbursements for meeting attendance.

     Pursuant to a consulting agreement, Thomas J. Shafer is paid $2,500 per month for the engineering and consulting services he provides the Company. The agreement may be terminated by either party with a thirty day notice.

     Trustee Share Incentive Plan. The Trustee Share Incentive Plan authorizes the Board of Trustees, in its discretion, to grant to eligible Trustees awards of the same type and terms as the awards available under the Employee Share Incentive Plan discussed in Executive Compensation. Only Trustees who are not employees of ACPT or any affiliated company are eligible to receive awards under the Trustee Share Incentive Plan. 52,000 Common Shares have been reserved for issuance under the Trustee Share Incentive Plan.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") as if they were ACPT employees during these periods. These executive officers were employed by IGC, ACPT's predecessor, prior to the completion of the restructuring and distribution of ACPT shares by IGC on

October 5, 1998 ("the Restructuring"), at which time ACPT became responsible for their salaries and benefits.

                                                        Long-Term
                                                       Compensation
                                                       ------------
                             Annual Compensation          Awards
                     --------------------------------- ------------
                                                        Securities
                                               Other    Underlying
                                               Annual    Options/    All Other
 Name & Principal     Year Salary   Bonus  Compensation    SAR's   Compensation
     Position                ($)      ($)      ($) (2)       #        ($) (1)
-------------------   ---- -------  ------ ------------ ---------- ------------

James Michael Wilson  1998  90,834      --         --           --          --
Chairman & Chief      1997  14,167      --         --           --          --
Executive Officer     1996      --      --         --           --          --

Edwin L. Kelly        1998 273,217      --         --           --      10,064
President & Chief     1997 223,827      --         --           --      10,184
Operating Officer     1996 197,367      --         --           --       9,492

Francisco Arrivi Cros 1998 275,300      --         --           --      10,064
Executive Vice        1997 227,244      --         --       32,500       9,420
President, Treasurer  1996 205,200 100,000         --           --       9,492

Paul Resnik           1998 198,939      --         --           --      10,064
Senior Vice           1997 168,781      --         --       25,000      10,184
President, Secretary  1996 164,800      --         --           --       9,492

Eduardo Cruz Ocasio   1998 111,800      --         --           --       6,299
Vice President        1997 100,100      --         --           --       5,428
                      1996  97,000  10,000         --           --       4,488

         (1) Reflects IGC's contributions to Retirement Plan discussed below.
         (2) Represents the difference between the price paid for common shares of the Company obtained by exercising share options and the fair market value of the shares at the date of purchase.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Kelly and Resnik entered into an employment agreement (the "Employment Agreements") with American Rental Management Company ("American Management") on August 25, 1998. Pursuant to the Employment Agreements, Mr. Kelly will serve as President and Chief Operating Officer and will be paid an annual base salary of $275,000, and Mr. Resnik will serve as Senior Vice President and will be paid an annual base salary of $200,000. The Employment Agreements provide for salary raises at the discretion of the Board of Trustees. Each of the Employment Agreements will continue in effect until the death or resignation of the executive or his termination by American Management or Interstate General Properties Limited Partnership S.E. ("IGP"). Also on August 25, 1998, Mr. Arrivi entered into an employment agreement with IGP pursuant to which he served as Executive Vice President with an annual salary of $275,000. Mr. Arrivi resigned effective March 10, 1999 and will receive no future compensation under his employment agreement.

     Under the terms of the Employment Agreements, if the executive's employment with American Management is terminated by American Management other than for "cause" (as defined in the Employment Agreement), or is terminated by the executive for "good reason" (as defined in the Employment Agreement) the terminated executive will be entitled to continue to receive his base salary for 24 months following the date of termination.

SHARE OPTIONS AND UNIT APPRECIATION RIGHTS

     Certain named executive officers held options and/or incentive rights pursuant to IGC's plan. Pursuant to the terms of the Restructuring, the value of these options and rights were allocated between IGC and ACPT based on their average closing price for the 20 days after they commenced trading independently. As a result, ACPT options and incentive rights were issued in 1998 to certain of the named executives. The value of these awards were reported in the year of the original issue. These awards did not represent additional compensation in 1998 and are not reported as such. The values at December 31, 1998 of these options and rights are reflected below.

       AGGREGATED OPTION/SHARE APPRECIATION RIGHTS EXERCISED IN 1998 AND DECEMBER 31, 1998 OPTION/SHARE APPRECIATION RIGHTS VALUES

                                             Number of
                                             Securities       Value of
                                             Underlying       Unexercised
                                             Unexercised      in-the-money
                                             Options          Options and
                                             and Share        Share
                                             Appreciation     Appreciation
                                             Rights at        Rights at
                                             December 31,     December 31,
                                                 1998             1998
                                             ------------------------------

                        Units       Value    Exercisable/     Exercisable/
                     Acquired On   Realized  Unexercisable    Unexercisable
   Name              Exercise (#)    ($)          (#)              ($)
-------------------  ------------  --------  -------------   --------------

J. Michael Wilson             --        --           --/--            --/--
Edwin L. Kelly                --        --    16,000/4,000              0/0
Francisco Arrivi Cros (1)     --        --   21,500/28,500              0/0
Paul Resnik                   --        --    5,000/20,000              0/0
Eduardo Cruz Ocasio           --        --       1,600/400              0/0

      (1) Mr. Arrivi's options and rights cease to be exercisable on June 10, 1999.

LONG-TERM INCENTIVE PLAN

     Under the Share Incentive Plan, the Compensation Committee of the Board of Trustees may grant to key employees the following types of Share-based incentive compensation awards ("Awards"): (i) options to purchase a specified number of Common Shares ("ACPT Options"), (ii) forfeitable Common Shares that vest upon the occurrence of certain vesting criteria ("Restricted Shares"), or (iii) Share Appreciation Rights ("ACPT Rights") that entitle the holder to receive upon exercise an amount payable in cash,

Common Shares or other property (or any combination of the foregoing) equal to the difference between the market value of Common Shares and a base price fixed on the date of grant. A total of 208,000 Common Shares has been reserved for issuance under the Share Incentive Plan.

     The Share Incentive Plan authorizes the Compensation Committee to determine the exercise price and manner of payment for ACPT Options and the base price for ACPT Rights. The Compensation Committee also is authorized to determine the duration and vesting criteria for Awards, including whether vesting will be accelerated upon a change in control of ACPT.

RETIREMENT PLAN

     ACPT established a retirement plan (the "Retirement Plan") for eligible employees of the Company. Employees are generally eligible to participate when they complete one year of service. Time of service performed for the Predecessor qualifies for the service requirement. Contributions to the plan are 4% of base salaries and wages not in excess of the U.S. Social Security taxable wage base, and 8% of salaries (limited to $150,000) that exceed that wage base.

     In addition, the Retirement Plan contains a profit sharing provision allowing ACPT to award annual cash bonuses to the officers and employees in reasonable amounts reflecting their contributions to the Company. The awards are determined by the Compensation Committee. A portion of each bonus is contributed on behalf of the employee to the Retirement Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's executive compensation programs for 1998 were established by the Board of Directors of IGMC prior to the Restructuring. Messrs. Wilson, Kelly and Arrivi were members of the IGMC Board and participated in deliberations concerning executive compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In January 1999, the Company's Board of Trustees formed a Compensation Committee comprised of Messrs. Shafer and Vazquez. The Compensation Committee of the Board of Trustees is responsible for the administration of the Share Incentive Plan and for approving the compensation of the executive officers of ACPT. The newly formed compensation committee will develop and establish a compensation plan during 1999.

Compensation Committee

Thomas J. Shafer
Pedro Vazquez
April 29, 1999


SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Shares by each of the Company's Trustees, the Company's Chief Executive Officer, each of the four most highly compensated executive officers who were serving as executive officers at the end of 1998, other than the Company's Chief Executive

Officer, all Trustees and current executive officers as a group and each person who is known by the Company to beneficially own five percent or more of any class of the Company's voting securities as of March 1, 1999. The Company has relied upon information supplied by its officers, trustees, and certain shareholders and upon information contained in filings with the SEC.

                                           Number of
                                           Shares of          Percent of
                                         Common Stock       All Shares of
      Name                            Beneficially Owned     Common Stock
      ----                            ------------------    -------------

James Michael Wilson, (1)(2)                 89,920                 1.73
Edwin L. Kelly,                              55,607                 1.07
Thomas B. Wilson, (1)                        86,397                 1.67
Francisco Arrivi Cros, (3)                    5,000                 *
Paul Resnik,                                  5,000                 *
Eduardo Cruz Ocasio                              --                 *
Thomas J. Shafer,                                --                 *
Pedro Vazquez                                    --                 *
All Trustees and executive officers of
  ACPT as a group (9 persons)(2)(3)         241,924                 4.66
Bessemer Interstate Corporation             261,104                 5.02
  245 Peachtree Center Avenue #804
  Atlanta, GA  30303
Interstate Business Corporation (1)(4)(5) 1,574,976                30.31
  222 Smallwood Village Center
  St. Charles, MD  20602
Wilson Securities Corporation               545,673                10.50
  222 Smallwood Village Center
  St. Charles, MD  20602 (1)(4)

*    Less than 1%.

      (1) These parties are members of the Wilson Group. The Wilson Group is comprised of James J. Wilson, Barbara A. Wilson, their six children, James Michael Wilson, Thomas B. Wilson, Kevin J. Wilson, Elizabeth W. Weber, Mary P. Wilson and Brian J. Wilson, Interstate Business Corporation, Wilson Securities Corporation and Wilson Family Limited Partnership. The Wilson Group, collectively has voting and dispositive control through direct and indirect ownership of 51.54% of ACPT's outstanding shares as reflected in James Michael Wilson's Schedule 13D. However, there is no formal arrangement among the members of the group in regard to their voting and dispositive voting rights.
      (2) Includes 3,523 shares attributable to ACPT shares held by the Wilson Family Limited Partnership, a partnership for which J. Michael Wilson serves as a general partner.
      (3) Includes 5,000 ACPT shares subject to options exercisable under the ACPT (Trustees/Employees) Incentive Plan.
      (4) Owned by certain members of the Wilson Family, including J. Michael Wilson and Thomas B. Wilson.
      (5) Includes 25,000 shares owned by Equus Management Company, a wholly owned subsidiary of Interstate Business Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Staggered Transfer of Partnership Interests to American Housing Properties, L.P. ("American Housing")

     Prior to the Restructuring, the transfer from IGC to American Housing of portions of IGC's general partnership interests in nine U.S. apartment partnerships was not completed. The transfer of three of these partnerships was completed in April 1999. These remaining transfers will be deferred to permit IGC to obtain limited partner and HUD, where required, consents or to avoid certain of the partnerships from triggering a tax termination pursuant to Section 708 of the Code. The partnership interests temporarily retained by IGC until the required consents can be obtained are:

     Essex Apartment Associates Limited Partnership--a 1% general partnership interest

     Brookside Gardens Limited Partnership--a 1% general partnership interest

     Lakeside Apartments Limited Partnership--a 1% general partnership interest

     The Essex limited partner consents for such transfer have been obtained and IGC expects to submit the transfer approval request to HUD within the next 30 days. IGC will use its best efforts to obtain the remaining limited partner and HUD consents for such transfers as soon as practicable. Pending such consent, IGC assigned to American Housing the beneficial interest in Brookside Gardens and Lakeside and any distributions received from Essex to the extent that such distributions would not disqualify American Rental as a REIT. Any distributions received by IGC from Essex that cannot be assigned to American Housing will be assigned to American Land.

     The partnership interests temporarily retained by IGC to avoid a technical termination of the partnership under Section 708 of the Code are:

     Headen House Associates Limited Partnership--a .6% general partnership interest

     Palmer Apartments Associates Limited Partnership--a .6% general partnership interest

     Wakefield Terrace Associates Limited Partnership--a .6% general partnership interest

     Wakefield Third Age Associates Limited Partnership--a .6% general partnership interest.

     Subject to obtaining prior consent of Banc One, IGC will transfer its retained interest in these Apartment Partnerships on October 7, 1999. Prior to that time, IGC will retain the economic benefits associated with the retained interests.

     ACPT will indemnify and hold IGC harmless from any liability to any third party arising after the initial transfer of partnership interests that might be imposed upon IGC in its capacity as a general partner of any of the nine apartment partnerships in which it temporarily retains an interest.

14 Acre Commercial Land Parcel

     IGC retained ownership to a 14 acre commercial land parcel in St. Charles. Pursuant to the terms of the Restructuring, IGC conditionally agreed to transfer this parcel to American Land Development U.S., Inc. ("American Land") if and when IGC settles the wetlands litigation on terms approved by the Board of Directors of IGMC, provided that IGC shall have received confirmation that the transfer of this parcel (and resulting decrease in the value of IGC's assets) will not cause the IGC Units to be delisted from the American Stock Exchange or the Pacific Exchange. If IGC is unable to settle the wetlands litigation on satisfactory terms or IGC does not receive confirmation of the continued listing of IGC Units, IGC will retain this parcel. This land is encumbered by the Banc One loan discussed below.

Consulting Agreement.

     American Rental Management Company ("American Management") entered into a consulting and retirement compensation agreement with IGC's founder and Chief Executive Officer, James J. Wilson, effective October 5, 1999. The Consulting Agreement (the "Consulting Agreement") provides for annual cash payments during the first two years of $500,000 and annual cash payments for eight years thereafter of $200,000. However, if Mr. Wilson dies or ACPT is sold during the term of the Consulting Agreement, the agreement provides for a lump sum payment equal to the lesser of $400,000 or the aggregate of annual payments then payable under the agreement. During the Consulting Agreement term, Mr. Wilson will remain available to provide consulting services requested from time to time by the Board of Trustees including strategic planning and transaction advisory services. Pursuant to the Consulting Agreement, American Management will reimburse the reasonable costs and expenses incurred by Mr. Wilson in providing requested consulting services. At the request of Mr. Wilson, ACPT has been making payments under this Consulting Agreement to IGC. Mr. Wilson is the father of J. Michael Wilson and Thomas B. Wilson.

Banc One Financing.

     On September 19, 1997, IGC refinanced substantially all of its U.S. land development recourse indebtedness pursuant to a Master Loan Agreement dated August 1, 1997 by and among IGC, ACPT, St. Charles Community LLC and Banc One. As of March 1, 1999, the outstanding loan balance is $15,044,000. The loan bears interest at prime plus 2.5% and requires semi-annual principal payments of $1 million during the first year and $1.5 million thereafter until maturity at the end of the seventh year. The loan is secured by substantially all of ACPT's assets and the 14 acre commercial land parcel discussed above. During the first 3 years of the loan, Banc One is generally entitled to receive 50% of the net sales proceeds of any collateral as a mandatory principal curtailment with the percentages increasing to 60% in years 4 and 5, 70% in year 6, and 80% in year 7. The loan with Banc One requires additional interest payments on each annual anniversary date. The amount due is 1% of the outstanding balance in 1998 and 1999, and increases 1/2% each year thereafter, through 2003.

     In connection with the loan, IGC granted Banc One options to purchase 225,000 IGC Units at an exercise price of $3.0016 per unit. The IGC options were replaced with ACPT options to purchase 112,500 ACPT common shares for $6.10 per share. During any year that the loan remains outstanding, ACPT is required to grant Banc One 37,500 additional options with an exercise price equal to the lesser of $6.10 or the market price on the date of grant.

     IGC remains liable to Banc One for outstanding indebtedness but was released from most of the other covenant obligations. ACPT has agreed to indemnify and hold harmless IGC from any liability under the Banc One loan.

Joint Litigation with Charles County.

     In connection with the Restructuring, IGC has assigned to ACPT its rights under the 1989 settlement agreement with Charles County. However, with respect to pending litigation to enforce the settlement agreement, IGC has retained its claim for any monetary damages for excess sewer connection fees and impact fees paid prior to the Distribution that may be awarded as a result of such litigation. See Item 3 "Legal Proceedings" in the Company's Annual Report on Form 10-K.

Services of Whitman, Requardt.

     Whitman, Requardt, an engineering and consulting firm of which Thomas Shafer, ACPT trustee and IGC director, recently retired as the managing partner, has regularly performed engineering, surveying, inspection and environmental assessment services for ACPT and its predecessors with respect to the St. Charles land assets for over 30 years. Whitman, Requardt has charged IGC and ACPT $146,000 for services performed in 1998, and as of March 1, 1999 ACPT owes Whitman, Requardt $172,000 for services rendered.

NationsBank Letter of Credit.

     NationsBank has issued in the name of IGC a standby letter of credit in the face amount of $4.2 million which serves as collateral for municipal bonds in the principal amount of $4.2 million issued by a District of Columbia agency that financed the Chastleton Apartments. IGC's obligations under the letter of credit are secured by certain IGC assets and by partnership interests in three apartment partnerships indirectly owned by ACPT. Additional collateral has been provided by Interstate Business Corporation ("IBC"), one of IGC's general partners, and IBC has undertaken steps to replace the NationsBank letter of credit with a letter of credit secured only by assets of IBC.

Payments to IBC for Services Provided by J. Michael Wilson.

     J. Michael Wilson, the Chairman of ACPT and President of IBC, is on the payroll of IBC. ACPT will reimburse IBC for one half of Mr. Wilson's salary, up to $90,000 per year, plus the amount of related costs, including FICA and FUTA taxes, incident to such salary.

Apartment Management Services.

     ACPT provided management services to five apartment rental projects and two commercial properties in which ACPT is not the general partner and IBC or an IBC related entity holds an ownership interest. The management contracts provide for fees ranging from 2.5% to 3.5% of rents. Total fees in 1998 were $568,000. Management believes that the terms of these transactions are comparable to those that could be negotiated with an independent third party.

Support Services Provided IGC.

     During the transition period after the Restructuring, the Company has provided land development, accounting, tax, human resources, payroll processing and other miscellaneous administrative support services to IGC. After the transition period, ACPT has agreed to continue to provide human resources, payroll processing and tax services to IGC on a cost reimbursement basis. During 1998, IGC was billed $67,000 for these services. As of December 31, 1998, $58,000 of these fees were outstanding.

Land Development Associates S.E. ("LDA") Receivable.

     IGC will retain a portion of a $9 million receivable due from LDA after the completion of the Restructuring. The note receivable is payable from LDA's first available cash flow determined by ACPT after debt service, cost of operations and working capital requirements. ACPT retained the right to collect the first $2,400,000 paid on this note.

SHARE PRICE PERFORMANCE GRAPH

     The following share price performance graph compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on October 6, 1998 (first trading day following the Restructuring) and the two indices on September 30, 1998 and further assumes the reinvestment of all dividends. Stock price performance is not necessarily indicative of future results.

(The performance graph appears here. The plot points are listed in the table below.)

                         Total Return Performance
    (price appreciation plus dividends paid plus dividends reinvested)

                                                   Period Ending
                                                 -----------------
     Company/Index                               10/6/98  12/31/98
     -------------                               -------  --------

     American Community Properties Trust            100      60.71
     Standard and Poor 500 Index                    100     151.54
     NAREIT Equity REIT Index                       100      95.21

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Trustees has appointed the firm of Arthur Andersen LLP, certified public accountants, to audit the accounts of ACPT and its subsidiaries for fiscal 1999. Arthur Andersen LLP served as the Company's independent accountants for fiscal 1998. Representatives of this firm are expected to be present at the 1999 Annual Meeting, with the opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from shareholders. The Board recommends a vote "For" Proposal No. 2.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and officer of the Company is required to file with the Securities and Exchange Commission, by a specified date, reports regarding his or her transactions involving the Company's Common Shares. To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all such filing requirements were complied with.

ANNUAL REPORT

     The Company's audited financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 1998, are included on page 16 through 54 of the Company's Annual Report on Form 10-K, which is being mailed to all shareholders with this proxy statement.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders who intend to submit proposals for consideration at the Company's next annual meeting of shareholders must submit such proposals to the Company no later than February 25, 2000, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Shareholder proposals should be submitted to American Community Properties Trust, Attn: Paul Resnik, Secretary, 222 Smallwood Village Center, St. Charles, Maryland, 20602.

OTHER MATTERS

     The Board of Trustees does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's Shares.


                                        Paul A. Resnik
                                        Secretary

                       AMERICAN COMMUNITY PROPERTIES TRUST
            Proxy for Meeting of ACPT Shareholders on June 23, 1999

The undersigned, a shareholder of American Community Properties Trust, (the "Company") hereby appoints Edwin L. Kelly and Paul Resnik, and each of them individually, as Proxies to represent and vote all of the Company's Common Shares held of record by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, on Wednesday, June 23, 1999 at 10:00 a.m., EST, and at any adjournment or postponement thereof, as follows on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) BELOW, THIS PROXY WILL BE VOTED "FOR" SAID PROPOSAL OR PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

1.   To elect 1 director of the Company for a term of three years.

     Nominee:  Pedro Vazquez

     [ ] FOR ALL NOMINEES     [ ] WITHHELD FROM ALL NOMINEES

     [ ]  ______________________________________
          For all nominees except as noted above

2.   Ratification of the selection of Arthur Andersen LLP as the Company's
     Independent Accountants for 1999   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting of any adjournment or postponement thereof.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 29, 1999.

Please complete, sign, and date this proxy card and return it promptly in the enclosed postage prepaid envelope or otherwise to P.O. Box 2637, Waldorf, Maryland 20604.

---------------------------------------- ---------------------
Name of Shareholder                      Number of Shares Held
                                                              , 1999
---------------------------------------- ---------------------
Signature                                Date

----------------------------------
Title or Authority, if applicable

Note: If Shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title. A partnership should sign in the partnership name by an authorized person. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.

PLEASE COMPLETE, SIGN AND DATE THIS CARD AND RETURN IT PROMPTLY.